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                                                                   EXHIBIT 23(c)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated October 11, 1996, on our audit of the consolidated balance sheets of Trigg Bancorp, Inc. and subsidiary, as of September 30, 1996, and the related statements of income, shareholders' equity, and cash flows for the fiscal year ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement.



ESKEW & GRESHAM, PSC
Louisville, Kentucky
April 30, 1998